As filed with the Securities and Exchange Commission on August 12, 2005

Registration No. 333-127121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LITHIUM TECHNOLOGY CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	3691	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5115 Campus Drive

Plymouth Meeting, PA 19462

(610) 940-6090

(Address and Telephone Number of Principal Executive Offices)

5115 Campus Drive

Plymouth Meeting, PA 19462

(Address of Principal Place of Business or Intended Principal Place of Business)

Copies to:

William F. Hackett	Thomas P. Gallagher, Esq.
Chief Financial Officer	Barbara J. Comly, Esq.
Lithium Technology Corporation	Gallagher, Briody & Butler
5115 Campus Drive	155 Village Boulevard
Plymouth Meeting, PA 19462	Princeton, NJ 08540
(610) 940-6090	(609) 452-6000

(Name, Address and Telephone Number of Agent for Service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Item 27. EXHIBITS

Exhibit Number	Description of Document
3.1	Restated Certificate of Incorporation (1)
5.0	Legal Opinion of Gallagher, Briody & Butler +

(1)	Incorporated herein by reference to LTC’s Current Report on Form 8-K, dated July 28, 2005.

+	Exhibit filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Plymouth Meeting, Pennsylvania, on August 12, 2005.

LITHIUM TECHNOLOGY CORPORATION

By:	/s/ Andrew J. Manning
Andrew J. Manning
President and Chief Operating Officer (Principal Executive Officer)

By:	/s/ William F. Hackett
William F. Hackett
Chief Financial Officer,
Executive Vice President and Treasurer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 12th day of August, 2005 by the following persons in the capacities indicated.

Signature	Title
/s/ Andrew J. Manning Andrew J. Manning	President, Chief Operating Officer and Director (Principal Executive Officer)

/s/ William F. Hackett William F. Hackett	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer)

* Ralf Tolksdorf	Director

* David J. Cade	Director

* Stephen F. Hope	Director

* Ralph D. Ketchum	Director

* Arif Maskatia	Director

* Hendrickus Harold van Andel	Director

* Marnix A. Snijder	Director

* John J. McGovern	Director

* Franz J. Kruger	Director

*By:	/s/ Andrew J. Manning
Attorney-in-Fact